Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Commercial Vehicle Group, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Lakeview Opportunity Fund LLC

By:	/s/ Ari B. Levy
Ari B. Levy, Manager of Lakeview Opportunity Fund GP, LLC, its Managing Member
Date:	07/01/2025

Lakeview Opportunity Fund GP, LLC

By:	/s/ Ari B. Levy
Ari B. Levy, Manager
Date:	07/01/2025

LIG Fund Management, LLC

By:	/s/ Ari B. Levy
Ari B. Levy, Manager
Date:	07/01/2025

Ari B. Levy

By:	/s/ Ari B. Levy
Ari B. Levy
Date:	07/01/2025